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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                           PRE-EFFECTIVE Amendment #6
                              FILE NO.: 333-120382

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MATRIX VENTURES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Matrix Ventures, Inc.
Lori Bolton, President
#5 2118 Eastern Avenue,
North Vancouver, British Columbia
Canada                                          V7L 3G3
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)986-9633
                                           Fax:(604)681-7622
                                               --------------

                            Val-u-corp Services, Inc.
                         1802 N Carson Street, Suite 212
                           Carson City, Nevada, 89701
                             Telephone: 775-887-8853
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                           |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                            |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following.                                                           |__|


                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE  PER    OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $230,900         $0.10        $230,900     $29.26
-----------------------------------------------------------------------

(1) Based on the last sales price on April 30, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated January 19, 2006



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                   PROSPECTUS
                              MATRIX VENTURES, INC.
                                2,309,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: January 19, 2006

                              Table Of Contents

                                                                           PAGE
Summary ....................................................................  5
Risk Factors ...............................................................  6
  -  If we do not obtain additional financing, our business
     will fail .............................................................  7
  -  Because we have only recently commenced business operations, we face a high risk of business failure ...............................  7
  -  Because management has no technical expiriense in mineral exploration, our business has a higher risk of failure..............................  8
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ....................................  8
  -  Even if we discover commercial reserves of precious metals on the Wanapitei River Property, we may not be able to
     successfully obtain commercial production .............................  8
  -  We need to continue as a going concern if our business is to succeed ............................................................  9
  -  If we do not incur an additional $110,000 in exploration expenditures on the Wanapitei River property, we will not
     acquire any interest in the property and our business will fail...................................................................  9
  -  Because we cannot hold title to the Wanapitei River property until we are registered as a corporation in Ontario, we may may incur significant legal expenses in enforcing our
     interest in the claims.................................................  9
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ...................................................  9
  -  Because our directors own 68.4% of our outstanding stock, they could control and make corporate decisions that
     may be disadvantageous to other minority stockholders ................. 10
  -  Because our president has other business interests,
     she may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ...................................................... 10
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ....................... 10
Use of Proceeds ............................................................ 11
Determination of Offering Price ............................................ 11
Dilution ................................................................... 11
Selling Shareholders ....................................................... 11
Plan of Distribution ....................................................... 15
Legal Proceedings .......................................................... 17
Directors, Executive Officers, Promoters and Control Persons................ 17
Security Ownership of Certain Beneficial Owners and Management...............19
Description of Securities .................................................. 19
Interest of Named Experts and Counsel ...................................... 20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................. 21
Organization Within Last Five Years ........................................ 21
Description of Business .................................................... 21
Plan of Operations ......................................................... 27
Description of Property .................................................... 29
Certain Relationships and Related Transactions ............................. 29
Market for Common Equity and Related Stockholder Matters ................... 29
Executive Compensation ..................................................... 31
Financial Statements ....................................................... 31
Changes in and Disagreements with Accountants .............................. 52
Available Information ...................................................... 52

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We are involved in the business of mineral property exploration. To date, we have only conducted limited exploration on our sole mineral property interest, the Wanapitei River property located in Scadding Township, approximately 18 miles northeast of the city of Sudbury, Ontario, Canada. We do not own the Wanapitei River property. We have the option to acquire a 100% interest in the mineral exploration rights relating to one mineral claim totaling approximately 164 hectares (405 acres). In order to exercise this option and acquire this claim, we need to pay the property owner, Mr. Terry Loney, of Garson, Ontario, a cash payment of $7,200 and incur $115,000 in exploration expenditures as follows:

o     $5,000 by December 31, 2004 (completed);
o     an additional $10,000 by December 31, 2006; and
o     an additional $100,000 by December 31, 2007.

Our objective is to conduct mineral exploration activities on the Wanapitei River property in order to assess whether it possesses economic reserves of gold, copper, nickel and platinum-group metals. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We are planning to conduct only the preliminary stages of exploration work on the Wanapitei River property. We will need to spend extensive amounts of money and time on additional exploration before we are able to determine whether the property contains economic quantities of mineralization.

Following the effective date of this registration statement, we intend to apply to have our shares quoted on the OTC Bulletin Board market. However, there is no assurance that this application will be successful or that any market will develop for our stock.

We were incorporated on February 2, 2004 under the laws of the state of Nevada. Our principal offices are located at #5 2118 Eastern Avenue, North Vancouver, British Columbia, Canada. Our telephone number is (604) 986-9633.

The Offering:

Securities Being Offered Up to 2,309,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The  selling  shareholders  will
                             determine when and how they will sell the common stock offered in this prospectus.



Termination of the Offering  The offering will conclude when all of the 2,309,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             7,309,000  shares of our common stock
                             are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from
                             the sale of the common stock by the selling shareholders.

Summary Financial Information

Our fiscal year-end is June 30.

Balance Sheet Data          September 30, 2005           September 30, 2004
                               (audited)                  (unaudited)

Cash                             $ 9,330                    $ 4,921
Total Assets                     $ 9,330                    $ 4,921
Liabilities                      $30,913                    $31,043
Total Stockholders' Deficit     ($21,583)                  ($26,122)


Statement of Operations

                  From Incorporation on
          February 2, 2004 to September 30, 2005
                      (unaudited)

Revenue                $     0
Net Loss              ($77,272)



                          Risk Factors
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.


Our current operating funds are less than necessary to complete all intended exploration of the Wanapitei River property, and therefore we will need to obtain additional financing in order to complete our business plan. As of January 19, 2006, we had cash in the amount of $884. In order to exercise our option to acquire the Wanapitei River property, we need to incur $5,000 in exploration expenditures by December 31, 2004 (completed), an additional $10,000 in exploration expenditures by December 31, 2006 and an additional $100,000 in exploration expenditures by December 31, 2007. We will need additional funds in order to exercise the option respecting the Wanapitei River property.

We will also require additional financing in order to determine whether the property contains economic mineralization. Even if we complete the currently recommended exploration programs on the Wanapitei River property and they are successful, we will need to spend substantial additional funds on further drilling before we will ever know if there is a commercially viable mineral deposit on the property. We will also require additional financing if the costs of the exploration of the Wanapitei River property are greater than anticipated.

As well, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing. Obtaining additional financing would be subject to a number of factors, including the market price for metals, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.


The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. As well, our president, Lori Bolton, has agreed to loan up to $150,000 to us from time to time upon our request in order to fund operations. Amounts loaned will be unsecured, will bear annual simple interest of 10% and will be payable upon demand.


BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Because we have only recently commenced exploration on the Wanapitei River property, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 2, 2004 and to date have been involved primarily in organizational activities, securing the option to acquire the mineral exploration rights to the Wanapitei River property and conducting preliminary exploration work. We have not earned any revenues as of the date of this prospectus.

Potential investors should be aware that new mineral exploration companies typically incur losses without realizing any revenue for many years. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Wanapitei River property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.


BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position. We do not have a liability insurance policy respecting these risks.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE WANAPITEI RIVER PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Wanapitei River property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditors' Report to our audited financial statements for the periods ended June 30, 2005 and 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE DO NOT INCUR AN ADDITIONAL $110,000 IN EXPLORATION EXPENDITURES ON THE WANAPITEI RIVER PROPERTY, WE WILL NOT ACQUIRE ANY INTEREST IN THE PROPERTY AND OUR BUSINESS WILL FAIL.


In order to exercise the option relating to the Wanapitei River property, we are obligated to incur exploration expenditures of $10,000 by December 31, 2006 and an additional $100,000 in expenditures by December 31, 2007. We will require additional capital to fund the continued exploration and exercise the option. If we do not meet the exploration expenditures required by the option agreement, we will not obtain any interest in the Wanapitei River property.


BECAUSE WE CANNOT HOLD TITLE TO THE WANAPITEI RIVER PROPERTY UNTIL WE ARE REGISTERED AS A CORPORATION IN ONTARIO, WE MAY INCUR SIGNIFICANT LEGAL EXPENSES IN ENFORCING OUR INTEREST IN THE CLAIMS.

Before we can hold title to the Wanapitei River property in our name, we must register as an extra-provincial corporation in Ontario. We intend to complete this registration process following completion of the third phase of recommended exploration on the property.

In the meantime, if Terry Loney, the current registered holder of the claims, who holds them in trust for us, becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in Ontario courts.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Ontario mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do will not affect our current exploration plans, if we proceed to commence drilling operations on the Wanapitei River property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 68.4% OF OUR OUTSTANDING COMMON STOCK, THEY WILL HAVE SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 68.4% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Although our directors have a fiduciary duty to act in the best interests of the corporation and shareholders in making corporate decisions, they may vote their shares as they wish in respect of any shareholder resolution.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Ms. Lori Bolton, and our secretary/treasurer, Ms. Erika Kumar, only respectively spend approximately 30% (or 12 hours per week) and 10% (four hours per week) of their business time providing their services to us. While Ms. Bolton and Ms. Kumar presently possesses adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,309,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,275,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 19, 2004; and

2. 34,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 30, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Andrew Tai            100,000        100,000           Nil          Nil
11051 Blundell Road
Richmond
B.C., Canada

Derek Rathburn
7150 Blake Dr         100,000        100,000           Nil          Nil
Delta, B.C.
Canada

Geoffery Ng           100,000        100,000           Nil          Nil
4933 Fisher Drive
Suite 33
Richmond
B.C., Canada

Nathan Malley         100,000        100,000           Nil          Nil
142 Ontario Place
Vancouver, B.C., Canada

Stephan Dorner        100,000        100,000           Nil           Nil
3691 Bamfield Drive
Richmond
B.C., Canada

Errol Burndett        100,000        100,000           Nil           Nil
7651 Francis Road
Suite 11
Richmond, B.C.
Canada

Brie Anne Watson
11355 Cottonwood Dr.  100,000        100,000           Nil           Nil
Maple Ridge, B.C.
Canada

Gertrude T. Ng        100,000        100,000           Nil           Nil
4933 Fisher Drive
Suite 33
Richmond, B.C.
Canada

Ian Rieveley          100,000        100,000           Nil           Nil
4102 Yuculta Cresent
Vancouver
B.C., Canada

Jordan Sankey         100,000        100,000           Nil           Nil
4600 Granville Avenue
Richmond, B.C.
Canada

                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------
Isaac Payne           100,000        100,000           Nil           Nil
10091 Severn Drive
Richmond, B.C.
Canada

Marc Stephan          100,000        100,000           Nil           Nil
2012 West 3rd Avenue
Suite 401
Vancouver, B.C.
Canada

Adrienne Sankey       100,000        100,000           Nil           Nil
4600 Granville Avenue
Richmond, B.C.
Canada

Dereck Griffen        100,000        100,000           Nil           Nil
8720 No. 1 Road
Suite 114
Richmond, B.C.
Canada

Serena Pallot Zbarauskas
4071 No 4 Road        100,000        100,000           Nil           Nil
Richmond, B.C.
Canada

Rob Murray             75,000         75,000           Nil           Nil
2014 West 3rd Avenue
Vancouver, B.C.
Canada

Jill Anne Arias        75,000         75,000           Nil           Nil
13915 20th Avenue
Surrey, B.C.
Canada

Tito Kamel             75,000         75,000           Nil           Nil
2125 West 13th Avenue
Vancouver, B.C.
Canada

Jennifer Davies        75,000         75,000           Nil           Nil
2490 Stephens Street
Suite 305
Vancouver, B.C.
Canada

                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------
Leisa Dowler           75,000         75,000           Nil           Nil
2962 Pinnacle Street
Coquitlam
B.C., Canada

John Lawrence          75,000         75,000           Nil           Nil
7851 Lucas Road
Richmond, B.C.
Canada

Daylen Proulx          75,000         75,000           Nil           Nil
1159 Main Street
Suite 604
Vancouver
B.C., Canada

Stephen Mulgren        50,000         50,000           Nil            Nil
10800 Hogarth Drive
Richmond
B.C., Canada

Pauline Teotico        50,000         50,000           Nil            Nil
10800 Hogarth Drive
Richmond, BC
Canada

Joseph Seth Richardson
2889 East 42nd Ave     50,000         50,000           Nil            Nil
Vancouver, BC

Viban Phung            50,000         50,000           Nil            Nil
2889 East 42nd Street
Vancouver, BC
Canada

Ryan Hartt             50,000         50,000           Nil            Nil
1159 Main Street
Suite 604
Vancouver, BC
Canada

Christyna Cvetinic      8,000          8,000           Nil            Nil
9331 Patterson Road
Richmond, B.C.
Canada

Rebecca Soroka          8,000          8,000           Nil            Nil
2014 West 3rd Avenue
Vancouver, B.C.
Canada

                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Justin Halabi           8,000          8,000           Nil            Nil
8191 Seafair Drive
Richmond, B.C.
Canada

Chad Grisdale           5,000          5,000           Nil            Nil
3302 East Boulevard
Vancouver, B.C.
Canada

Heidi Streicek          5,000          5,000           Nil            Nil
6177 Aurora Court
Delta, B.C.
Canada

All of the above shareholders beneficially own and have sole voting and investment power over all shares or rights to the shares registered in their names. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,309,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $42,700. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;

  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

                                Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:


Name of Director                 Age
-----------------------         -----
Lori Bolton                      37
Erika Kumar                      28

Executive Officers:

Name of Officer                 Age                   Office
---------------------          -----                  ------
Lori Bolton                      37               President, Chief
                                                  Executive Officer,
                                                  and a Director

Erika Kumar                      28               Secretary, Treasurer,
                                                  Chief accounting
                                                  officer, principal
                                                  financial officer and
                                                  a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Ms. Lori Bolton has acted as our president, chief executive officer and as a director since our incorporation. Ms. Bolton is a graduate of Capilano College where she earned her legal secretary certificate in August of 1987. From August 1987 to January 2001, Mrs. Bolton was employed as a legal secretary with Ardagh Hunter Turner, a North Vancouver based law firm involved in residential real estate practice. From January 2001 to present, she has taken a leave of absence to raise her son.

Ms. Bolton does not have any professional training or technical credentials in the exploration, development or operation of mines.

Ms.Bolton intends to devote 30% of her business time to our affairs.

Ms. Erika Kumar has acted as our secretary, treasurer, chief accounting officer, prinicipal financial officer and as a director since our incorporation. Ms. Kumar is a graduate of Simon Fraser University where she earned her Bachelor of Arts degree, majoring in communication in June 2003. From May 2004 to present, Ms. Kumar has been employed as an administrative assistant with Adbusters Media Foundation, a non-profit magazine publisher and advocacy group, where she deals predominantly with client communications and assists with book ordering, copyright, and research.

Ms.   Kumar does  not have any professional training or technical credentials in the exploration, development or operation of mines.

Ms. Kumar intends to devote approximately 10% of her business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
-------------------------------------------------------------------------------

Common         Lori Bolton                     2,500,000       34.20%
Stock          President, Chief
               Executive Officer
               And Director
               2118 Eastern Avenue, Suite 5
               North Vancouver, B.C.
               Canada

Common         Erika Kumar                     2,500,000       34.20%
Stock          Secretary, Treasurer,
               chief accounting officer,
               principal financial officer
               and Director
               1344 Coleman Street
               North Vancouver, B.C.
               Canada

Common         All Officers and Directors       5,000,000      68.40%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 7,309,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 19, 2006, there were 7,309,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


                 Interests Of Named Experts And Counsel

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott LLP, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Dennis H. Johnson, our legal counsel, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

Gregory S. Yanke Law Corporation, our Canadian legal counsel, has provided an opinion regarding the registration of mineral claims in the name of foreign companies.

Otherwise, no expert or counsel has given an opinion or assisted in the preparation of our registration statement. No counsel or expert has acted as a promoter of our company or the offering.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                  Organization Within Last Five Years

We were incorporated on February 2, 2004 under the laws of the state of Nevada. On that date, Lori Bolton and Erika Kumar were appointed as our directors. As well, Ms. Bolton was appointed as our president and chief executive officer, while Ms. Kumar was appointed as our chief accounting officer, principal financial officer, secretary and treasurer.

                        Description Of Business

In General

We are exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have the sole and exclusive option to acquire a 100% interest in one mineral claim known as the Wanapitei River property.

Our plan of operation is to undertake exploration programs on the Wanapitei River property in order to ascertain whether it possesses economic quantities of gold, copper, nickel and platinum-group metals. There is no assurance that a commercially viable mineral deposit exists on this property. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Wanapitei River property is determined.

We are not a "blank check  company" as the term is defined in Regulation C, Rule
419. We do not intend to merge with or acquire another company in the foreseeable future.


Wanapitei River Property Option Agreement


On April 21, 2004, we entered into an agreement with Mr. Terry Loney, of Garson, Ontario, whereby he granted us the sole and exclusive option to acquire a 100% interest in the Wanapitei River property which is located in Scadding Township, approximately 18 miles northeast of the City of Sudbury, Ontario, Canada. The exploration expenditure deadlines were extended by an agreement dated December 31, 2005 in consideration of us paying $2,000 to Mr. Loney. The area of the property is approximately 164 hectares.


In order to acquire a 100% interest in the Wanapitei River property from Mr. Loney, we must:

o pay him $7,200 (we paid this amount to him upon the execution of the option agreement);

o     incur exploration expenditures on the property of at least
      $115,000 as follows:
      o at  least  $5,000  by  December  31,  2004  (completed);
      o at  least an additional  $10,000 by December  31,  2006;  and
      o at least an  additional $100,000 by December 31, 2007.

We have incurred a total of $5,000 in exploration expenditures on the Wanapitei River property. If we fail to incur an additional $10,000 in exploration expenditures on the property by December 31, 2006, or an additional $100,000 by December 31, 2007, our option to acquire the 100% interest in the property will terminate and we will not own any interest in the property.


Mr. Loney holds title to the Wanapitei River claim. Our option agreement with him requires that he transfer the claim to us if we successfully exercise the option. Mr. Loney is at arm's length to us and has no relationship to us other than as the owner of the Wanapitei River property.


Description, Location and Access

The Wanapitei River property is located in Scadding Township in Sudbury Mining Division, approximately 18 miles northeast of the City of Sudbury, Ontario, Canada. The claim is approximately centered on at 46(Degree) 39' North latitude and 80(Degree) 41' West longitude. The property consists of one mining claim and is registered as claim number 3018926.

Access to the claims is via Regional Road 86 (the Falconbridge Highway or Airport Road) by following the abandoned railway right-of-way that now forms part of the Trans-Canada Trail, traveling north to the claim.

The region of the Wanapitei River property is classified as having a humid high cool temperature ecoclimate. The average mean annual temperature is 3.5(0) Celsius. The average daily temperature range in summer is from 11.8(0) to 23.1(0) Celsius, while in winter the average range is from -16.8(0) to -6.9(0)

Celsius. Average annual precipitation for the area is 872 millimeters and the month-end snow cover is deepest in January and February with an average of 40 centimeters. The Wanapitei River property may be explored year round, although it is easier to conduct exploration during the spring, summer and autumn when there is no snow accumulation on the property surface.

The dominant land cover is mixed wood forest of sugar maple, yellow birch, poplar, eastern hemlock and eastern white pine. Wetter sites support red maple, black ash, white spruce, tamarack and eastern white cedar.

Infrastructure and Condition of the Property

The property is free of mineral workings as only initial sampling has been conducted on the Wanapitei River property. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the property.

Rock Formation and Mineralization

The Wanapitei property area is underlain by rocks of the Huronian Supergroup. The Huronian Supergroup is a belt of rocks that is 320 kilometers long and 64 kilometers wide that is located in the vicinity of Lake Huron's north shore. They consist of sedimentary rocks, which are rocks formed by the deposit of layers of materials laid down by rivers and streams. In the southwestern part of the Wanapitei River property, these Huronian sediments are predominantly represented by arkoses and quartzites. Arkoses are course sandstone rocks while quartzites are formed through the transformation of sandstone resulting from volcanic heat and pressure. Gold anomalies are often found in areas with arkose and quartzite. Wackes, soft dark-colored rocks or clay, and limestones are present in the remainder of the property area.


Exploration History

Occurrences of gold in the area of the property have been reported since the late 1800's. However, the only recorded work over the current area of the Wanapitei River property is an airborne geophysical survey that the Canadian Nickel Company Ltd. conducted in 1981. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. The survey on the Wanapitei River property did not result in the discovery of any significant anomalies that would indicate the potential presence of mineralization.

Falconbridge Limited and Inco Limited conducted undocumented exploration work over the property. The results of this work are not in the public domain.

Geological Assessment Report:   Wanapitei River Property

We retained Mr. John M. Siriunas, a professional engineer from Milton Ontario, to conduct an independent review of the Wanapitei River property. He has concluded that additional exploration is recommended on the property to determine whether or not it has the potential to host an economic mineral deposit. He recommends a three phase exploration program to evaluate the Wanapitei River property.

Phase one consisted of prospecting the area to establish the preferred orientation of the grid emplacement. Grid emplacement involves dividing a portion of the property being explored into small sections. Results from exploration are recorded according to the area of the grid that was explored.

Based on the results of the phase one exploration, several target zones on the property have been identified for phase two exploration.

Phase two would involve trenching of the target zones to supply critical information at an early stage of exploration. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

Phase three would consist of line cutting, magnetic and VLF-EM surveys, geological mapping and geochemical analysis.

Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid boundaries for exploration work.

A magnetic survey is used to measure the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.

VLF-EM surveys consist of two separate surveys: the very low frequency (VLF) survey and the electromagnetic survey. Very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Electromagnetic surveys use electricity and magnets to determine conductivity. Almost all of the precious and base metals that the Company seeks are above average conductors of electricity and will affect the VLF and electromagnetic readings.

Geological mapping involves plotting previous exploration data relating to the Wanapitei River Property on a map in order to determine the best property locations to conduct subsequent exploration work.

Geochemical analysis consists of a geologist and his assistant gathering grab samples with the most potential to host economically significant mineralization based on their observation of any surface rocks. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

Proposed Budget

Phase I         Prospecting   -Field Work and analysis                 $  5,000


Total Phase I   Costs                                                  $  5,000


Phase II        Trenching     -Equipment                               $  4,500
                              -supervision, fieldwork, analysis        $  5,500


Total Phase II  Costs                                                  $ 10,000


Phase III       Linecutting                                            $  5,200

                Geophysics    -Magnetics, VLF-EM                       $  3,000
                              -consulting and interpretation           $  2,800

                Geology       -Mapping, analysis, interpretation       $ 38,000

                Geochemistry  -Sampling, analysis, interpretation      $ 26,000


                Bonding and reclamation costs                          $  5,000


Total Phase III Costs                                                  $ 80,000

Total Program Costs                                                    $ 95,000

We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon our analysis of the results that program. At the completion of each phase, the consulting geologist who conducts the program will review the results of exploration with our directors. Based upon this review, the directors will then determine whether to proceed with the next phase of exploration. In making their decision, the directors will heavily rely upon the advice of the consulting geologist. If no further exploration is recommended on the Wanapitei River property after the completion of any phase, we will likely allow the option respecting the property to lapse. If this occurs, we will not own any interest in the property.


Following completion of the phase three exploration program, provided that further exploration is recommended by our consulting geologist, we will ensure that we complete at least an additional $20,000 in exploration expenditures on the Wanapitei River property by December 31, 2007 in order to meet our obligations under our property option agreement with Terry Loney. These exploration expenditures will form part of a phase four program on the Wanapitei River property to be recommended by our consulting geologist following completion of the phase three exploration program and a review of the results.


If our interest in the Wanapitei River property lapses, we will attempt to raise additional funds in order to acquire an interest in an alternative mineral property that has the potential to contain economic mineralization. Such property may or not be in the area of the Wanapitei River property. We do not currently have any confirmed source of financing or specific mineral properties in mind if this occurs. We would likely contact property owners or geologists who are involved in the mineral exploration business in order to identify potential properties for acquisition.

We commenced the phase two exploration program in November 2005. However, due to winter weather conditions on the property, we must delay the completion of this phase until approximately April 2006. This program will take approximately two additional weeks to complete at an estimated cost total of $10,000. We will then commence the phase three exploration program in the summer of 2006. This phase would take two months to complete and cost approximately $80,000. The details of additional phases of exploration would be determined by our directors and independent geologist based upon a review of the results from phases two and three.

Our current cash on hand of $884 as of January 19, 2006 will enable us to complete most of the phase two exploration program.

Our president, Lori Bolton, has agreed to lend us funds in order to complete this exploration phase, as well as future expenses. She has agreed to loan up to $150,000 to us from time to time upon our request in order to fund operations. Amounts loaned will be unsecured, will bear annual simple interest of 10% and will be payable upon demand.


We will require additional funding in order to complete the phase three exploration program on the Wanapitei River property. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or through director loans.


Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. While we do not require any authorization to proceed with the initial two phases of the recommended exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for the Phase III drilling program and any subsequent exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined. A work permit is also required for the erection of structures on the property. There is no charge to obtain a work permit under the Mining Act.


When our exploration program proceeds to the drilling stage, scheduled for the summer of 2006, we may be required to post small bonds if the rights of a private land owner may be affected. We anticipate that the cost of a bond for the phase three drilling program would not exceed $5,000.


We may also be required to file statements of work with the Ministry of Northern Development and Mines. Such statements would be filed following the completion of the exploration and would cost approximately $500. The filing of statements of work would not have any impact on the timing or completion of our exploration program. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We will not incur any regulatory compliance costs in the first two phases of proposed exploration. We have budgeted for regulatory compliance costs in the proposed phase three exploration program. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver an annual report to our security holders, we will voluntarily send one to any security holder that requests one. The annual report will include our audited financial statements for our fiscal year-end.


Upon the effectiveness of this registration statement, we will be a reporting company and will file our annual report on Form 10-KSB, interim reports on 10-QSB and current reports on Form 8-K with the Securities and Exchange
Commission. The public may read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.




                         Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the phase two and three exploration programs on the Wanapitei River property recommended by John Siriunas. We anticipate that the phase two program will cost approximately $10,000, while the phase three program will cost about $80,000. To date, we have completed the first phase of exploration on the Wanapitei River property and part of phase two.

We commenced the phase two exploration program in November 2005 and expect to complete it in April 2006. This program will take approximately two additional weeks to complete at an estimated total cost of $10,000. We will fund this exploration from a combination of our current cash on hand and from funds that our president, Lori Bolton, has agreed to lend to us. We would then commence the phase three exploration program in the summer of 2006. This phase would take two months to complete and cost approximately $80,000. We would then have our consulting geologist provide us with recommendations and a budget for a proposed phase four exploration program scheduled for spring of 2007. We will not know the details and potential costs of this program until we complete the phase two and three programs.


Subject to availability, we intend to retain Mr. John Siriunas, to oversee the proposed exploration of the Wanapitei River property given his familiarity with the property area and his involvement with the completion of the phase one program. We do not have any verbal or written agreement regarding the retention of Mr. Siriunas, though he has indicated that he will be available to provide his services. We will not have to rent or purchase any equipment for exploration. All required equipment is provided by the consulting geologist who oversees the programs.


In addition to exploration costs, we anticipate spending an additional $50,000 on administrative fees, including fees payable in connection with the filing of this registration statement, our compliance with reporting obligations and covering general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $140,000. We will require additional funding in order to complete additional exploration programs on the Wanapitei River property and for administrative costs. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program.

As well, our president, Lori Bolton, has agreed to loan up to $150,000 to us from time to time upon our request in order to fund operations. Amounts loaned will be unsecured, will bear annual simple interest of 10% and will be payable upon demand.

We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.



Results Of Operations For The Period From Inception Through September 30, 2005

We did not earn any revenues from our incorporation on February 2, 2004 to September 30, 2005. We do not anticipate earning revenues until such time as we have entered into commercial production on the Wanapitei River property. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $77,272 for the period from our inception on February 2, 2004 to September 30, 2005. These operating expenses were comprised of professional fees of $43,835, mineral property costs of $12,200, management services donated by our president, Ms. Lori Bolton, recorded at $15,000, rent costs donated by Ms. Bolton recorded at $5,000, office expenses of $985 and bank charges of $252. The recorded amounts for donated rent and donated services recorded were charged to operations, but will not be paid. As well, the professional fees amount includes $25,000 that we have accrued for legal fees pertaining to our registration statement filing. These will be due following the effective date of our registration statement. The balance of our operating expenses was paid from cash on hand. In order to pay the legal fees, we will either have to raise additional capital through the sale of our common stock or receive loans from directors. However, we do not have any current arrangements in this regard.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                             Description Of Property

We have the sole and exclusive option to acquire a 100% interest in the mineral claim known as the Wanapitei River property. We do not own or lease an interest in any other property.

                 Certain Relationships And Related Transactions

Our president, Ms. Lori Bolton, provided us with a cash advance of $50 in order to facilitate the opening of our corporate bank account. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

Ms.  Bolton  provides  management  services  and  office  premises to us free of
charge.   The  services are valued at $750 per month and the office premises are valued at $250 per month.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  * Any of our directors or officers;
  * Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  * Our sole promoter, Lori Bolton.
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

We  have  34  registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after March 23, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 73,090 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Because the shares eligible for resale under Rule 144 were obtained for $0.001 each, they may be sold for prices much lower than the shares offered hereby and may have a downward depressive effect on the market.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended June 30, 2004 and June 30, 2005.

                         Annual Compensation

                                    Other  Restricted  Options/ LTIP   Other
                                             Stock  *   SARs  payouts   Comp
Name    Title    Year  Salary  Bonus Comp.  Awarded      (#)     ($)
-------------------------------------------------------------------------------
Lori    Pres.,   2005   $0      0      0        0         0       0      0
Bolton   CEO &   2004   $0      0      0        0         0       0      0
         Dir.

Erika    Sec.,   2005   $0      0      0        0         0       0      0
Kumar   & Dir.   2004   $0      0      0        0         0       0      0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Lori Bolton or Erika Kumar, our directors and officers.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period ending June 30, 2005 and 2004, including:

  a. Report of Independent Registered Public Accounting Firm;
  b. Balance Sheets;
  c. Statements of Operations;
  d. Statements of Cash Flows;
  e. Statement of Stockholders' Deficit; and
  f. Notes to the Financial Statements

Interim unaudited financial statements for the period ending September 30, 2005, including:

  a. Balance Sheets;
  b. Statements of Operations;
  c. Statements of Cash Flows; and
  d. Notes to the Financial Statements

                              MATRIX VENTURES, INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                             June 30, 2005 and 2004

MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com


             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

To the Board of Directors and Stockholders of Matrix Ventures, Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheets of Matrix Ventures, Inc. (An Exploration Stage Company) as of June 30, 2005 and 2004 and the related statements of operations, cash flows and stockholders' deficit for the period from February 2, 2004 (Date of Inception) to June 30, 2005 and the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Matrix Ventures, Inc. (An Exploration Stage Company), as of June 30, 2005 and 2004 and the related statements of operations, cash flows and stockholders' deficit for the period from February 2, 2004 (Date of Inception) to June 30, 2005 and the years ended June 30, 2005 and 2004, in conformity with generally accepted accounting principles used in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage and has no business operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ "Manning Elliott"


CHARTERED ACCOUNTANTS

Vancouver, Canada

September 16, 2005

Matrix Ventures, Inc.
(An Exploration Stage Company)
Balance Sheets
June 30, 2005 and 2004
(Expressed in U.S. Dollars)

                                                                                   2005                  2004
                                                                                     $                     $
ASSETS

Current Assets
   Cash                                                                               9,330                 23,936
----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                          9,330                 23,936
----------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Accounts payable                                                                   1,221                    365
   Accrued liabilities                                                               29,642                 28,535
   Due to a related party (Note 4(a))                                                    50                     50
----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                    30,913                 28,950
----------------------------------------------------------------------------------------------------------------------


Commitments (Note 3)

STOCKHOLDERS' DEFICIT

Common Stock
   75,000,000 shares authorized, with a $0.001 par value, 7,309,000
   shares issued and outstanding                                                      7,309                  7,309

Additional Paid-in Capital                                                           23,841                 23,841

Donated Capital (Note 4(b))                                                          17,000                  5,000

Deficit Accumulated During the Exploration Stage                                    (69,733)               (41,164)
----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                                         (21,583)                (5,014)
----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                                           9,330                 23,936
----------------------------------------------------------------------------------------------------------------------


 The accompanying notes are an integral part of these financial statements

Matrix Ventures, Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)

                                                                                 From             Accumulated From
                                                              Year         February 2, 2004       February 2, 2004
                                                             ended          (Inception) to         (Inception) to
                                                            June 30,           June 30,               June 30,
                                                              2005               2004                   2005
                                                               $                   $                     $
Revenue                                                               -                  -                   -
----------------------------------------------------------------------------------------------------------------------

Expenses
   Bank charges                                                     166                 64                 230
   Donated rent (Note 4(b))                                       3,000              1,250               4,250
   Donated services (Note 4(b))                                   9,000              3,750              12,750
   Mineral property costs                                         5,000              7,200              12,200
   Professional fees                                             11,403             28,900              40,303
----------------------------------------------------------------------------------------------------------------------

Total Expenses                                                   28,569             41,164              69,733
----------------------------------------------------------------------------------------------------------------------

Net Loss for the Period                                         (28,569)           (41,164)            (69,733)
----------------------------------------------------------------------------------------------------------------------

Basic and Diluted Loss Per Share                                      -              (0.01)
----------------------------------------------------------------------------------------------------------------------

Weighted Average Number of Shares Outstanding                 7,309,000          5,344,000
----------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

Matrix Ventures, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. Dollars)

                                                                               From          Accumulated From
                                                            Year         February 2, 2004    February 2, 2004
                                                            ended         (Inception) to      (Inception) to
                                                          June 30,           June 30,            June 30,
                                                            2005               2004                2005
                                                              $                 $                   $
Cash Flows Used In Operating Activities

   Net loss for the period                                  (28,569)           (41,164)          (69,733)

   Adjustment to reconcile net loss to cash used in operating activities

     Donated services and rent                               12,000              5,000            17,000

   Changes in operating assets and liabilities

     Accounts payable                                           856                365             1,221
     Accrued liabilities                                      1,107             28,535            29,642
-----------------------------------------------------------------------------------------------------------------

Net Cash Used in Operating Activities                       (14,606)            (7,264)          (21,870)
-----------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                             -                  -                 -
-----------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities

   Advance from a related party                                   -                 50                50
   Common stock issued                                            -             31,150            31,150
-----------------------------------------------------------------------------------------------------------------

Net Cash Provided by Financing Activities                         -             31,200            31,200
-----------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash                                 (14,606)            23,936             9,330

Cash - Beginning of Period                                   23,936                  -                 -
-----------------------------------------------------------------------------------------------------------------

Cash - End of Period                                          9,330             23,936             9,330
-----------------------------------------------------------------------------------------------------------------

Non-cash Investing and Financing Activities                       -                  -                 -
-----------------------------------------------------------------------------------------------------------------


Supplemental Disclosures
   Interest paid                                                  -                  -                 -
   Income taxes paid                                              -                  -                 -
-----------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

Matrix Ventures, Inc.
(An Exploration Stage Company)
Statement of Stockholders' Deficit
(Expressed in U.S. Dollars)

                                                                                                      Deficit
                                                                                                    Accumulated
                                                                           Additional                During the
                                                      Common Shares         Paid-in      Donated    Exploration
                                                   Number     Par Value     Capital      Capital       Stage         Total
                                                      #           $            $            $            $             $
Balance, February 2, 2004 (Date of Inception)              -           -             -          -              -          -
Common stock issued for cash
 - March 23, 2004 at $0.001                        5,000,000       5,000             -          -              -      5,000
 - April 2-30, 2004 at $0.01                       2,275,000       2,275        20,475          -              -     22,750
 - April 30, 2004 at $0.10                            34,000          34         3,366          -              -      3,400
Donated services and rent                                  -           -             -      5,000              -      5,000
Net loss for the period                                    -           -             -          -        (41,164)   (41,164)
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2004                             7,309,000       7,309        23,841      5,000        (41,164)    (5,014)
Donated services and rent                                  -           -             -     12,000              -     12,000
Net loss for the year                                      -           -             -          -        (28,569)   (28,569)
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2005                             7,309,000       7,309        23,841     17,000        (69,733)   (21,583)
------------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
June 30, 2005 and 2004
(Expressed in U.S. Dollars)



1.   Nature and Continuance of Operations

     The Company was incorporated in the State of Nevada on February 2, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $21,583 and has incurred losses since inception resulting in an accumulated deficit of $69,733. The Company expects further losses in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

     The Company plans to file an amended SB-2 Registration Statement to register 2,309,000 shares of common stock for resale by existing shareholders of the Company with the United States Securities and Exchange Commission. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.


2.   Summary of Significant Accounting Policies

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. dollars. The Company's fiscal year end is June 30.

     b)  Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
June 30, 2005 and 2004
(Expressed in U.S. Dollars)


2.   Summary of Significant Accounting Policies (continued)

     d)  Exploration and Development Costs

         The Company has been in the exploration stage since its formation on February 2, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     f)  Financial Instruments

         The carrying value of cash, accounts payable, accrued liabilities and due to a related party approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     g)  Concentration of Credit Risk

         Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

     h)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
June 30, 2005 and 2004
(Expressed in U.S. Dollars)


2.   Summary of Significant Accounting Policies (continued)

     i)  Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     j)  Stock-based Compensation

         The Company records stock-based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". All transactions in which goods or services are provided to the Company in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued. The Company does not currently have a stock option plan.

     k)  Basic and Diluted Net Loss Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

     l)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2005 and 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
June 30, 2005 and 2004
(Expressed in U.S. Dollars)


2.   Summary of Significant Accounting Policies (continued)

     m)       Recent Accounting Pronouncements

              In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

              In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

              In December  2004,  the FASB issued  SFAS No. 153,  "Exchanges  of
              Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
June 30, 2005 and 2004
(Expressed in U.S. Dollars)


2.   Summary of Significant Accounting Policies (continued)

     m)       Recent Accounting Pronouncements (continued)

              In December 2004, FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

     n)       Reclassifications

              Certain  reclassifications  have  been  made to the  prior  year's
              financial   statements   to   conform   to  the   current   year's
              presentation.


3.   Mineral Properties

     Pursuant to a Mineral Property Option Agreement ("Agreement") dated April 21, 2004, the Company was granted the right to acquire a 100% undivided right, title and interest in 16 mineral claims, located in the Scadding Township, District of Sudbury, Ontario, Canada. The Company paid $7,200 to the Optionor upon the execution of the Agreement. In order to keep the Agreement in good standing the Company must incur exploration expenditures on the mineral claims of $115,000 as follows:

     (a) $5,000 by December  31, 2004  (incurred);
     (b) $10,000 by December 31, 2005; and
     (c) $100,000 by December 31, 2006.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
June 30, 2005 and 2004
(Expressed in U.S. Dollars)


4.   Related Party Transactions

     (a) The amount of $50 (2004 - $50) owing to the President of the Company is unsecured, non-interest bearing and due on demand.

     (b) The President of the Company provides management services and office premises to the Company. The services are valued at $750 per month and the office premises are valued at $250 per month. During the year ended June 30, 2005, donated services of $9,000 (2004 - $3,750) and donated rent expense of $3,000 (2004 - $1,250) were charged to operations.


5.   Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. As at June 30, 2005 the Company has incurred a net operating loss of $52,368, which expires commencing in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at June 30, 2005 and 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                             2005                 2004
                                              $                     $

Net Operating Loss                          52,368               35,799

Statutory Tax Rate                           35%                  35%

Effective Tax Rate                            -                    -

Deferred Tax Asset                          18,329               12,530

Valuation Allowance                        (18,329)             (12,530)
------------------------------------------------------------------------------

Net Deferred Tax Asset                        -                    -
------------------------------------------------------------------------------

                              MATRIX VENTURES, INC.

                         (An Exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                               September 30, 2005

Matrix Ventures, Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. Dollars)

                                                                               September 30,           June 30,
                                                                                   2005                  2005
                                                                                     $                     $
ASSETS                                                                          (unaudited)            (audited)
Current Assets
   Cash                                                                               4,921                  9,330
----------------------------------------------------------------------------------------------------------------------


Total Assets                                                                          4,921                  9,330
======================================================================================================================


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Accounts payable                                                                     365                  1,221
   Accrued liabilities                                                               30,628                 29,642
   Due to a related party (Note 4(a))                                                    50                     50
----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                    31,043                 30,913
----------------------------------------------------------------------------------------------------------------------

Commitments (Note 3)

STOCKHOLDERS' DEFICIT

Common Stock
   75,000,000 shares authorized, with a $0.001 par value, 7,309,000
   shares issued and outstanding                                                      7,309                  7,309

Additional Paid-in Capital                                                           23,841                 23,841

Donated Capital (Note 4(b))                                                          20,000                 17,000

Deficit Accumulated During the Exploration Stage                                    (77,272)               (69,733)
----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                                         (26,122)               (21,583)
----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                                           4,921                  9,330
======================================================================================================================

 The accompanying notes are an integral part of these financial statements

Matrix Ventures, Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)
(unaudited)

                                                                                                   Accumulated From
                                                           Three Months        Three Months        February 2, 2004
                                                              Ended                Ended            (Inception) to
                                                          September 30,        September 30,         September 30,
                                                               2005                2004                  2005
                                                                $                    $                     $
Revenue                                                               -                    -                   -
-----------------------------------------------------------------------------------------------------------------------

Expenses
   Bank charges                                                      22                   45                 252
   Donated rent (Note 4(b))                                         750                  750               5,000
   Donated services (Note 4(b))                                   2,250                2,250              15,000
   Mineral property costs                                             -                    -              12,200
   Office                                                           985                    -                 985
   Professional fees                                              3,532                1,928              43,835
-----------------------------------------------------------------------------------------------------------------------
Total Expenses                                                    7,539                4,973              77,272
-----------------------------------------------------------------------------------------------------------------------
Net Loss for the Period                                          (7,539)              (4,973)            (77,272)
=======================================================================================================================
Basic and Diluted Loss Per Share                                      -                    -
=======================================================================================================================
Weighted Average Number of Shares Outstanding                 7,309,000            5,344,000
=======================================================================================================================

    The accompanying notes are an integral part of these financial statements

Matrix Ventures, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. Dollars)
(unaudited)


                                                                               Three Months         Three Months
                                                                                  Ended                Ended
                                                                              September 30,        September 30,
                                                                                   2005                 2004
                                                                                    $                    $
Cash Flows Used In Operating Activities

   Net loss for the period                                                          (7,539)              (4,973)

   Adjustment to reconcile net loss to net cash used in operating activities

     Donated services and rent                                                       3,000                3,000

   Changes in operating assets and liabilities

     Accounts payable                                                                 (856)                   -
     Accrued liabilities                                                               986               (1,607)
--------------------------------------------------------------------------------------------------------------------
Net Cash Used in Operating Activities                                               (4,409)              (3,580)
--------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                                    -                    -
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                                                -                    -
--------------------------------------------------------------------------------------------------------------------

Decrease in Cash                                                                    (4,409)              (3,580)

Cash - Beginning of Period                                                           9,330               23,936
--------------------------------------------------------------------------------------------------------------------
Cash - End of Period                                                                 4,921               20,356
====================================================================================================================
Non-cash Investing and Financing Activities                                              -                    -
====================================================================================================================

Supplemental Disclosures
   Interest paid                                                                         -                    -
   Income taxes paid                                                                     -                    -
====================================================================================================================


    The accompanying notes are an integral part of these financial statements

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
(Expressed in U.S. Dollars)
(unaudited)



1.   Nature and Continuance of Operations

     The Company was incorporated in the State of Nevada on February 2, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $26,122 and has incurred losses since inception resulting in an accumulated deficit of $77,272. The Company expects further losses in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

     The Company plans to file an amended SB-2 Registration Statement to register 2,309,000 shares of common stock for resale by existing shareholders of the Company with the United States Securities and Exchange Commission. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.


2.   Summary of Significant Accounting Policies

a)   Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. dollars. The Company's fiscal year end is June 30.

b)   Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)   Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
(Expressed in U.S. Dollars)
(unaudited)

2.   Summary of Significant Accounting Policies (continued)

d)   Exploration and Development Costs

         The Company has been in the exploration stage since its formation on February 2, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

e)   Foreign Currency Translation

         The Company's functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

f)   Financial Instruments

         The carrying value of cash, accounts payable, accrued liabilities and due to a related party approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

g)   Concentration of Credit Risk

         Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

h)   Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
(Expressed in U.S. Dollars)
(unaudited)

2.   Summary of Significant Accounting Policies (continued)

i)   Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

j)   Stock-based Compensation

         The Company records stock-based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". All transactions in which goods or services are provided to the Company in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued. The Company does not currently have a stock option plan.

k)   Basic and Diluted Net Loss Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

l)   Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2005 and 2004, the
         Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

m)   Interim Financial Statements

         These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
(Expressed in U.S. Dollars)
(unaudited)

2.   Summary of Significant Accounting Policies (continued)

n)   Recent Accounting Pronouncements

         In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         In December 2004, the FASB issued SFAS No. 123 (Revised 2004) ("SFAS No. 123R"), "Share-Based Payment." SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. The scope of SFAS No. 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

Matrix Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
(Expressed in U.S. Dollars)
(unaudited)

2.   Summary of Significant Accounting Policies (continued)

     n)  Recent Accounting Pronouncements (continued)

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board
         (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions", that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

         In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB No. 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB No. 107 during implementation of SFAS 123R.

         The FASB has also issued SFAS No. 151 and 152 but they will not have any relationship to the operations of the Company therefore a description and its impact for each on the Company's operations and financial position have not been disclosed.


3.   Mineral Properties

     Pursuant to a Mineral Property Option Agreement ("Agreement") dated April 21, 2004, the Company was granted the right to acquire a 100% undivided right, title and interest in 16 mineral claims, located in the Scadding Township, District of Sudbury, Ontario, Canada. The Company paid $7,200 to the Optionor upon the execution of the Agreement. In order to keep the Agreement in good standing the Company must incur exploration expenditures on the mineral claims of $115,000 as follows:

     (a)  $5,000 by December 31, 2004 (incurred);
     (b) $10,000 by December 31, 2005; and
     (c) $100,000 by December 31, 2006.


4.   Related Party Transactions

(a) The amount of $50 (June 30, 2005 - $50) owing to the President of the Company is unsecured, non-interest bearing and due on demand.

(b) The President of the Company provides management services and office premises to the Company. The services are valued at $750 per month and the office premises are valued at $250 per month. During the three-month period ended September 30, 2005, donated services of $2,250 (2004 - $2,250) and donated rent expense of $750 (2004 - $750) were charged to operations.

             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information


We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission,100 F Street, N.E., Washington, D.C. 20005. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


Until _______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that her or her conduct was lawful or no reasonable cause to believe that her or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     32.31
Transfer Agent Fees                                         $  1,500.00
Accounting fees and expenses                                $ 15,000.00
Legal fees and expenses                                     $ 25,000.00
Edgar filing fees                                           $  1,200.00

                                                            -----------
Total                                                       $ 42,732.31
                                                            ===========


All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 2,500,000 shares of our common stock to Ms. Lori Bolton and 2,500,000 shares to Ms. Erika Kumar on March 23, 2004. Ms. Bolton is our president, chief executive officer and a director. Ms. Kumar is our, secretary, treasurer, and a director. Ms. Bolton and Ms. Kumar acquired these 5,000,000 shares at a price of $0.001 per share for total proceeds to us of $5,000.00.

These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We completed an offering of 2,275,000 shares of our common stock at a price of $0.01 per share to a total of 27 purchasers on April 19, 2004. The total amount received from this offering was $22,750. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers in this offering were as follows:

    Name of Subscriber                     Number of Shares
    ------------------                     ----------------

    Andrew Tai                                100,000
    Derek Rathburn                            100,000
    Geoffery Ng                               100,000
    Nathan Malley                             100,000
    Stephan Dorner                            100,000
    Errol Burndett                            100,000
    Brie Anne Watson                          100,000
    Gertrude T. Ng                            100,000

    Ian Rieveley                              100,000
    Jordan Sankey                             100,000
    Isaac Payne                               100,000
    Marc Stephan                              100,000
    Adrienne Sankey                           100,000
    Dereck Griffen                            100,000
    Serena Pallot Zbarauskas                  100,000
    Rob Murray                                 75,000
    Jill Anne Arias                            75,000
    Tito Kamel                                 75,000
    Jennifer Davies                            75,000
    Leisa Dowler                               75,000
    John Lawrence                              75,000
    Daylen Proulx                              75,000
    Stephen Mulgren                            50,000
    Pauline Teotico                            50,000
    Joseph Seth Richardson                     50,000
    Viban Phung                                50,000
    Ryan Hartt                                 50,000

We completed an offering of 34,000 shares of our common stock at a price of $0.10 per share to a total of five purchasers on April 30, 2004. The total amount received from this offering was $3,400. We completed this offering pursuant to Regulation S of the Securities Act.
The purchasers in this offering were as follows:

    Name of Subscriber                     Number of Shares
   --------------------------------------------------------
   Christyna Cvetinic                           8,000
   Rebecca Soroka                               8,000
   Justin Halabi                                8,000
   Chad Grisdale                                5,000
   Heidi Streicek                               5,000

Regulation S Compliance

For all of the above offerings, we relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number            Description

  3.1*             Articles of Incorporation
  3.2*             Bylaws
  5.1****          Legal opinion with consent to use
  5.2***           Legal opinion regarding mineral property with
                   consent to use
 10.1**            Property Option Agreement dated April 21, 2004
 10.2              Property Option Amending Agreement dated December
                   31, 2005
 10.3              Loan agreement
 23.1              Consent of Manning Elliott LLP, Chartered
                   Accountants
 23.2****          Consent of Geological Consultant with consent to use
 99.1*             Location map

* filed as an exhibit to our registration statement on Form SB-2 dated November 12, 2004

** filed as an exhibit to our registration statement on Form SB-2 dated
   January 10, 2005

*** filed as an exhibit to our registration statement on Form SB-2 dated August 12, 2005

**** filed as an exhibit to our registration statement on Form SB-2 dated November 10, 2005


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 19, 2006.

                            Matrix Ventures, Inc.

                            By:/s/ Lori Bolton
                            ------------------------------
                            Lori Bolton, President, Chief
                            Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Lori Bolton         President, Chief Executive    January 19, 2006
----------------------- Officer and Director
Lori Bolton


/s/ Erika Kumar         Secretary, Treasurer,         January 19, 2006
----------------------- chief accounting officer,
Erika Kumar             principal financial officer
                        and director